Exhibit 32.1
Certification of
Chief Executive Officer
of First Financial Bankshares, Inc.
This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended June 30, 2010 of First Financial Bankshares, Inc.
I, F. Scott Dueser, the President and Chief Executive Officer of the Issuer certify that:
1. the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and
2. the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 28, 2010	By:	/s/ F. SCOTT DUESER
F. Scott Dueser
Chief Executive Officer

Subscribed and sworn to before me this 28th of July, 2010.

/s/ Gaila N. Kilpatrick Gaila N. Kilpatrick
Notary Public
My commission expires: April 15, 2013